EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 27, 2007 included in the Registration Statement (File No. 333-144472) on Form SB-2 and related Prospectus of TopSpin Medical, Inc. We hereby consent to the incorporation by reference of said report into the Registration Statement on Form S-8 of TopSpin Medical, Inc.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Haifa, Israel
October 15, 2007